EXHIBIT 5

                               McCARTER & ENGLISH

                                ATTORNEYS AT LAW
                              FOUR GATEWAY CENTER
                              100 MULBERRY STREET
                                  P.O. BOX 652
                             NEWARK, NJ 07101-0652


CHERRY HILL, NJ                                             (201) 622-4444
 NEW YORK, NY                                          TELECOPIER (201) 624-7070
BOCA RATON, FL                                          CABLE "McCARTER" NEWARK
WILMINGTON, DE

                                                                 April 11, 1995

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

     We have acted as counsel to HUBCO, Inc. ("HUBCO") in connection with the merger of Urban National Bank ("Urban") with HUBCO's wholly-owned subsidiary, Hudson United Bank (the "Bank") pursuant to an Amended and Restated Agreement and Plan of Merger (the "Agreement") dated as of February 14, 1995, by and among HUBCO, Urban and the Bank.

     We have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by HUBCO with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of HUBCO, no par value (the "Shares") to be issued pursuant to the Agreement.

     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Agreement, of the Certificate of Incorporation and By-laws of HUBCO, as currently in effect, and relevant resolutions of the Board of Directors of HUBCO; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have

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been duly issued and delivered in the manner contemplated by the Agreement and the Registration Statement, including the Prospectus relating to the Shares (the "Prospectus"), the Shares will be legally issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus.

                                            Very truly yours,



                                            McCARTER & ENGLISH